Exhibit 99.2

MEDSPHERE SYSTEMS CORPORATION

Condensed Financial Statements (Unaudited)

As of June 30, 2025 and December 31, 2024

And for the Six Month Periods Ended June 30, 2025 and 2024

Medsphere Systems Corporation

Condensed Balance Sheets As of

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,450,648	$1,991,109
Restricted cash	165,000	165,000
Accounts receivable, net	2,435,131	3,368,155
Deferred customer acquisition and fulfillment costs, current portion	341,010	790,681
Prepaid expenses and other assets	1,652,620	1,573,596

Total current assets	6,044,409	7,888,541

Property and equipment, net	51,177	73,540
Goodwill, net	8,104,932	9,459,930
Deferred customer acquisition and fulfillment costs, net of current portion	521,350	568,496
Operating lease right-of-use assets	167,871	203,202
Other assets	29,806	67,477

Total assets	$14,919,545	$18,261,186

Liabilities and Shareholders’ Deficit

Current liabilities:
Accounts payable	$3,514,002	$5,070,468
Current portion of notes payable	59,807,337	53,890,929
Accrued expenses	1,728,877	2,395,696
Notes payable exit fee (Note 6)	5,000,000	-
Deferred revenues	3,783,883	3,176,248
Current portion of operating lease liabilities	73,805	70,731

Total current liabilities	73,907,904	64,604,072

Notes payable, net of current portion	1,078,157	2,775,282
Operating lease liabilities, net of current portion	98,604	137,008

Total liabilities	75,084,665	67,516,362

Commitments and contingencies

Shareholders’ deficit:
Convertible preferred stock, par value $0.001 per share; 0 and 2,677,320,511 shares authorized, respectively; 0 and 326,479,322 shares issued and outstanding, respectively	-	326,479
Common stock, par value $0.001 per share; 100 and 2,868,547,015 shares authorized, respectively; 100 and 398,015,543 shares issued and outstanding, respectively	-	398,016
Additional paid-in capital	124,439,702	124,639,362
Notes receivable from shareholders	-	(924,155)
Accumulated deficit	(184,604,822)	(173,694,878)

Total shareholders’ deficit	(60,165,120)	(49,255,176)

Total liabilities and shareholders’ deficit	$14,919,545	$18,261,186

See accompanying notes to condensed financial statements.

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Medsphere Systems Corporation

Condensed Statements of Operations (Unaudited)

	For the Six Month Periods Ended June 30,
	2025	2024
Revenues:
Subscription fees	$15,359,077	$20,277,541
Professional services fees	925,432	910,365
Reimbursable expenses	5,865	68,010

Total revenues	16,290,374	21,255,916

Cost of revenues:
Subscription fees	3,652,190	5,062,844
Professional services fees	514,793	522,291
Reimbursable expenses	5,865	68,023

Total cost of revenues	4,172,848	5,653,158

Gross profit	12,117,526	15,602,758

Operating expenses:
General and administrative	4,722,542	3,734,423
Sales and marketing	2,157,554	2,666,018
Operations and development	6,357,836	7,451,940
Depreciation and amortization	1,377,361	2,296,934

Total operating expenses	14,615,293	16,149,315

Operating loss	(2,497,767)	(546,557)

Other income (expense):
Interest expense	(3,872,626)	(5,472,535)
Notes payable exit fee (Note 6)	(5,000,000)	-
Other expense	(19,316)	-
Other income	490,661	238

Total other income (expense), net	(8,401,281)	(5,472,297)

Loss before income taxes	(10,899,048)	(6,018,854)

Provision for income taxes	10,896	2,197

Net loss	$(10,909,944)	$(6,021,051)

See accompanying notes to condensed financial statements.

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MEDSPHERE SYSTEMS CORPORATION

Condensed Statements of Shareholders’ Deficit (Unaudited)

For the Six Months Ended June 30, 2025 and 2024

	Convertible Preferred Stock		Common Stock		Notes Receivable From	Additional Paid-in	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shareholders	Capital	Deficit	Deficit
Balances at January 1, 2024	600,389,830	$600,390	404,628,632	$404,629	$(924,155)	$124,332,612	$(156,822,858)	$(32,409,382)

Stock-based compensation	-	-	-	-	-	21,809	-	21,809

Net loss	-	-	-	-	-	-	(6,021,051)	(6,021,051)

Balances at June 30, 2024	600,389,830	$600,390	404,628,632	$404,629	$(924,155)	$124,354,421	$(162,843,909)	$(38,408,624)

Balances at January 1, 2025	326,479,332	$326,479	398,015,543	$398,016	$(924,155)	$124,639,362	$(173,694,878)	$(49,255,176)

Restructuring	(326,479,332)	(326,479)	(398,015,543)	(398,016)	-	724,495	-	-

Write off of uncollectible notes receivable from shareholders	-	-	-	-	924,155	(924,155)	-	-

Net loss	-	-	-	-	-	-	(10,909,944)	(10,909,944)

Balances at June 30, 2025	-	$-	-	$-	$-	$124,439,702	$(184,604,822)	$(60,165,120)

See accompanying notes to condensed financial statements.

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Medsphere Systems Corporation

Condensed Statements of Cash Flows (Unaudited)

	For the Six Month Periods Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(10,909,944)	$(6,021,051)
Adjustments to reconcile net loss to net cash, cash equivalents and restricted cash used in operating activities:
Depreciation and amortization	1,377,361	2,296,934
Non-cash interest expense	3,848,886	2,547,026
Stock-based compensation	-	21,809
Amortization of debt discount	-	50,376
Amortization of right-of-use assets	35,331	44,967
Amortization of deferred customer acquisition and fulfillment costs	519,805	753,984
Provision for losses on accounts receivable	586,773	85,248
Changes in operating assets and liabilities
Accounts receivable	346,251	(1,855,861)
Deferred customer acquisition and fulfillment costs	(22,988)	(248,895)
Prepaid expenses and other assets	(41,353)	(44,062)
Operating lease liabilities	(35,330)	(45,018)
Accounts payable	(1,556,466)	(347,042)
Accrued expenses	4,333,181	(411,113)
Deferred revenues	607,635	235,821

Net cash, cash equivalents and restricted cash used in operating activities	(910,858)	(2,936,877)

Cash flows from investing activities:
Purchase of property and equipment	-	(4,988)

Cash flows from financing activities:
Proceeds from issuance of notes payable	370,397	3,864,130
Payments on long-term debt	-	(2,037,500)

Net cash, cash equivalents and restricted cash provided by financing activities	370,397	1,826,630

Net change in cash, cash equivalents and restricted cash	(540,461)	(1,115,235)

Cash, cash equivalents and restricted cash at beginning of period	2,156,109	2,116,713

Cash, cash equivalents and restricted cash at end of period	$1,615,648	$1,001,478

Supplemental disclosure of cash flow information:

Cash paid for interest	$23,741	$1,851,040
Cash paid for income taxes	10,311	17,661

Supplemental disclosure of non-cash investing and financing activities:

Reduction of shareholder notes receivable and additional paid-in capital	$924,155	$-

See accompanying notes to condensed financial statements.

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Notes to Condensed Financial Statements (Unaudited)

1. Description of Organization

Medsphere Systems Corporation (the Company or Medsphere) was incorporated in the state of Delaware on February 12, 2002. The Company is a leading provider of cloud-based and on-premise clinical and technology products and services that delivers, supports, and maintains quality health IT solutions to the healthcare industry under an affordable business model.

On June 30, 2025, the Company reorganized into a holding company structure which resulted in the Company becoming a wholly-owned subsidiary of Medsphere Intermediate Holdings, LLC (Intermediate), which is a wholly owned subsidiary of Medsphere Holdco Inc. (Holdco).

2. Basis of Presentation and Summary of Significant Accounting Policies

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial reporting. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of items of a normal and recurring nature) necessary to present fairly the Company’s financial position as of June 30, 2025, the results of operations for the six months ended June 30, 2025 and 2024 and cash flows for the six months ended June 30, 2025 and 2024. When preparing financial statements in conformity with GAAP, the Company must make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

The accompanying unaudited condensed financial statements and notes thereto should be read in conjunction with the audited financial statements for the year ended December 31, 2024.

Concentrations

In the normal course of business, the Company provides credit terms to its customers and generally requires no collateral. A major customer is considered to be one that comprises more than 10% of the Company’s accounts receivable or annual revenues. The Company did not have any customers with revenues that exceeded 10% for the six months ended June 30, 2025 and 2024.

Accounts receivables concentrations as of June 30, 2025, and December 31, 2024, are as follows:

	June 30, 2025	December 31, 2024

Customer A	34%	24%
Customer B	*	14%

	* Customer accounted for less than 10%

Significant Accounting Policies

During the six months ended June 30, 2025, there were no changes to the Company’s significant accounting policies from its disclosures in its audited financial statements as of and for the year ended December 31, 2024.

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3. Going Concern

On August 22, 2025, CareCloud Holdings, Inc purchased certain of the Company’s assets, representing essentially all of the Company’s operations (see Note 9). The aggregate purchase price for the acquisition was $16,500,000, plus the assumption of certain liabilities. After receipt of the purchase price, the Company does not have sufficient cash and financing commitments to fund the Company’s 2021 note payable and 2021 revolving loan of approximately $62,500,000 (balance as of June 30, 2025). The Company is currently in default and accruing interest related to these notes payable and still does not have sufficient cash to pay amounts due (see Note 6). Subsequent to June 30, 2025, management has agreed with its creditors to wind down the Company, and the filing is anticipated to occur before December 31, 2025; however, no plans or approvals were in place as of June 30, 2025.

The accompanying condensed financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The condensed financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

4. Goodwill and Other Intangible Assets

Goodwill and other intangible assets consist of the following as of:

	June 30, 2025	December 31, 2024

Goodwill	$38,240,383	$38,240,383
Software	2,418,383	2,418,383
Tradenames	1,079,550	1,079,550

	41,738,316	41,738,316

Less accumulated amortization	(33,633,384)	(32,278,386)

	$8,104,932	$9,459,930

Amortization expense related to goodwill and intangible assets was $1,354,998 and $2,149,595 for the six months ended June 30, 2025 and 2024, respectively.

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The future aggregate amounts of amortization expense to be recognized related to goodwill and definite-lived intangible assets as of June 30, 2025, is as follows:

For the years ending December 31:

2025 (July - December)	$1,354,997
2026	2,036,214
2027	1,129,090
2028	1,129,090
2029	1,129,090
Thereafter	1,326,451

$8,104,932

For each six-month period ended June 30, 2025 and 2024, no impairment charge was deemed necessary by management. For the year ended December 31, 2024, an impairment charge of $5,103,866 was deemed necessary by management.

5. Commitments and Contingencies

Operating Leases

The Company leases office space in Warrensville Heights, Ohio, under an operating lease agreement expiring in September 2027. The Company performed evaluations of its contracts and determined each of its identified leases are operating leases. The Company recognized $60,349 and $73,620 of rent expense for the six months ended June 30, 2025 and 2024, respectively.

The components of lease expense were as follows for the six months ended June 30:

Lease Cost	Classification	2025	2024

Operating	General and administrative	$39,023	$38,266
Short-term lease cost	General and administrative	21,326	35,354

Total lease cost		$60,349	$73,620

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The discount rate used to compute the present value of minimal rental payments is the Company’s risk-free borrowing rate of 4.06%. The weighted-average remaining lease term is 2.25 years as of June 30, 2025.

The following table reconciles the undiscounted future cash flows for the next three fiscal years to the operating lease liabilities recorded within the condensed balance sheet as of June 30, 2025:

Maturities of Lease Liabilities

Year ending December 31:	Operating
2025 (July - December)	$39,401
2026	79,936
2027	60,802

Total lease payments	180,139
Less: interest	(7,730)

Present value of lease liabilities	$172,409

Cash paid for amounts included in the measurement of lease liabilities, for operating cash flows from operating leases, was $39,023 and $38,266 for the six months ended June 30, 2025 and 2024, respectively.

Litigation

From time to time, the Company may become involved in claims and other legal matters arising in the ordinary course of business. Management is not currently aware of any matters that will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

6. Notes Payable

Notes payable consist of the following as of:

	June 30, 2025	December 31, 2024

2020 note payable	$1,055,599	$1,052,080
2020 related-party note payable	144,046	142,087
2021 note payable	57,295,878	44,447,770
2021 revolving loan	248,420	9,200,183
2023 subordinated note payable	2,009,034	1,824,091
2025 note payable	132,517	-

	60,885,494	56,666,211

Current portion	(59,807,337)	(53,890,929)

	$1,078,157	$2,775,282

Minimum future principal payments and amortization of debt discounts under the Company’s notes payable for each of the next five years are as follows:

For the fiscal years ending December 31:	Principal
2025	$59,807,337
2026	284,795
2027	179,560
2028	183,187
2029	186,870
Thereafter	243,745

$60,885,494

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2020 Note Payable

On June 30, 2020, in conjunction with the acquisition of Kellison & Co., the Company executed a promissory note in the amount of $1,900,000 with the former owner of Kellison & Co. The note bears annual interest of 2.00% and matures as certain performance obligations are met.

2020 Related-party Note Payable

On October 30, 2020, in conjunction with the acquisition of Micro-Office Systems, Inc., the Company executed a promissory note in the amount of $329,030 with an employee. The note bears annual interest of 2.75% and matures as certain performance obligations are met.

2021 Note Payable and 2021 Revolving Loan

On July 16, 2021, the Company entered into a Credit Agreement with a lender, whereby the lender advanced $42.5 million (term loan), with an additional $2.5 million advanced on November 5, 2021 (delayed draw term loan) (collectively, 2021 note payable). Principal and interest payments on the term loans are due quarterly beginning September 30, 2021, until maturity. Additionally, as outlined in the Credit Agreement, the Company received $5 million through a revolving loan (2021 revolving loan), with unpaid principal due at maturity. All unpaid principal and interest were due July 16, 2026. As of May 31, 2023, these agreements were amended to have a maturity date of June 30, 2024. As of June 30, 2025, these agreements were in default and included in the current portion of notes payable in the accompanying balance sheet.

Interest on the 2021 note payable and 2021 revolving loan is due quarterly at a per annum rate equal to the Base Rate, which is defined in the agreement until May 4, 2022, as the greatest of (a) 2%, (b) Federal Funds Rate plus .05%, (c) LIBOR plus 1%, or (d) Wells Fargo Prime Rate. On May 4, 2022, the Base rate was changed to the greatest of (a) 2%, (b) Federal Funds rate plus 0.5%, (c) Term SOFR for a one-month tenor in effect on such day plus 1%, provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable. The Base Rate was 11.4% as of June 30, 2025. Upon defaulting on the loan obligations, the Company is being charged an additional 2% interest per annum. As the Company has defaulted on this note, all interest is accruing and added to the total outstanding balance. The Company paid certain debt issuance costs totaling $755,650 which were amortized as interest expense over the term of the agreement.

The line of credit requires the Company to meet certain affirmative and negative covenants, including maintenance of specified financial ratios. The Company was not in compliance with some of these covenants as of June 30, 2025, and the related debt balances covered by these covenants have been included in current liabilities. The 2021 note payable and 2021 revolving loan are collateralized by substantially all of the Company’s assets and contain cross-default provisions.

On June 2, 2025, July 7, 2025, August 11, 2025 and August 22, 2025, the Company entered into forbearance agreements related to the 2021 Note Payable and 2021 Revolving Loan. A $5,000,000 exit fee was recorded as of June 30, 2025 in the accompanying balance sheet and statement of operations related to the June 2, 2025 forbearance agreement. In the August 11, 2025 forbearance agreement the Company agreed to an additional $5,000,000 exit fee, totaling $10,000,000 of exit fees. The forbearance agreements also extended the forbearance periods, and the most recent forbearance agreement extends the forbearance period to October 24, 2025.

2023 Subordinated Note Payable

On December 26, 2023, the Company entered into a subordinated note payable agreement with a lender that gives the Company the ability to request funds up to $1,000,000 three times, which has a maturity date of December 31, 2027. The note payable accrues interest at a per annum rate of 20%, which is included in the outstanding amount and is due at maturity. If there is an event of default, all obligations shall bear interest at a rate per annum of 24%. If the balance is paid off before maturity, a prepayment penalty equal to interest that would have been charged from the date of prepayment to the date of maturity plus an exit fee of 10% of the principal balance. The 2023 subordinated note payable is collateralized by a second-position lien on substantially all of the Company’s assets.

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7. Common Stock

On June 30, 2025, the Company reorganized into a holding company structure, pursuant to which the Company became a wholly-owned subsidiary of Intermediate, which is a wholly-owned subsidiary of Holdco. The designations, rights, powers and preferences, and the qualifications, limitations and restrictions, of the Holdco common stock and each series of the Holdco preferred stock are the same as those of the Company’s prior common stock and the corresponding series of the Company’s prior preferred stock, respectively. All outstanding warrants and options to purchase the Company’s stock became options and warrants to purchase Holdco stock for the same number of shares (and type) of Holdco stock.

As of June 30, 2025, the Company has 100 shares of common stock ($.001 par value) authorized, issued and outstanding, all 100 shares of which are owned by Intermediate.

8. Notes Receivable from Shareholders

The Company had an outstanding note receivable from a shareholder totaling $262,939 as of December 31 2024, for the purpose of assisting the individual in purchasing shares of common stock of the Company. The note is recorded in shareholders’ deficit as the note is secured by the common stock purchased. The note bears an annual interest rate of 2%, and principal and interest are due in lump sums beginning on August 2017, the earlier of January 2027 or a change of control in the Company. The 2017 maturity date payments are delinquent and have not yet been paid as of the date of this report; however, as of June 30, 2025, management deemed this note to be uncollectible and, as such, it was reduced against additional paid-in-capital.

In connection with the merger of Phoenix in 2015, the Company assumed a note receivable from a certain former employee of Phoenix. The promissory note totals $661,216 as of December 31 2024, and bears interest at 0.48% per annum. The note is due on the earlier of (i) December 20, 2026, (ii) a change in control of the Company, (iii) the Company effecting an IPO, or (iv) the closing of any private sale of the pledged common stock. The note is recorded in shareholders’ deficit. As of June 30, 2025, management deemed this note to be uncollectible and, as such, it was reduced against additional paid-in-capital.

9. Subsequent Events

The Company has evaluated events and transactions that have occurred from July 1, 2025, through October 15, 2025, the date these condensed financial statements were available to be issued.

On August 22, 2025, CareCloud Holdings, Inc (CareCloud Holdings), a wholly-owned subsidiary of CareCloud, Inc., purchased certain of the Company’s assets. The aggregate purchase price for the acquisition was $16,500,000, plus the assumption of certain liabilities. The purchase price was comprised of: (i) $8,250,000 in cash, subject to provisions as set forth in the agreement and (ii) $8,250,000 payable by CareCloud Holdings to the Company’s secured bank lender pursuant to a deferred payment agreement, bearing interest at a rate of 12% per year with a maturity date of February 20, 2026 (which was paid on September 3, 2025).

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